                                                                  Exhibit (i)(8)

[GOODWIN PROCTER LOGO]           Goodwin Procter LLP         T: 617.570.1000
                                 Counsellors at Law          F: 617.523.1231
                                 Exchange Place              goodwinprocter.com
                                 Boston, MA 02109



October 31, 2006



ING Series Fund, Inc.
7337 E. Doubletree Ranch Road
Scottsdale, Arizona  85258

Re: ING Series Fund, Inc.
    Post-Effective Amendment No. 92 to Registration Statement on Form N-1A File Nos. 33-41694; 811-6352

Ladies and Gentlemen:

As counsel to ING Series Fund, Inc., a Maryland corporation (the "Company"), we have been asked to render our opinion with respect to the issuance of up to 1,000,000,000 shares of Class 0 stock of the Company, par value $0.001 per share, representing interests in ING Aeltus Money Market Fund (the "Shares"), a series of the Company (the "Series"), as more fully described in the prospectus and statement of additional information contained in Post-Effective Amendment No. 92 to the Company's Registration Statement on Form N-1A (the "Registration Statement").

We have reviewed such documents and made such examination of law as we have deemed appropriate to give the opinion expressed below. We have relied, without independent verification, on a certificate of the State of Maryland Department of Assessments and Taxation and, as to matters of fact material to the opinion set forth below, on a Certificate of the Secretary of the Company. We also have assumed that the Shares will be issued in accordance with the Registration Statement, as may be amended from time to time, and the consideration per Share received by the Company in connection with the sale of Shares will be equal to the net asset value per Share determined in accordance with the requirements of the Investment Company Act of 1940, as amended, the applicable rules and regulations of the Securities and Exchange Commission (or any succeeding governmental authority), and in conformity with generally accepted accounting principles, but shall not be less than the par value per Share.

The opinion expressed below is limited to the Maryland General Corporation Law.

Based upon the foregoing, we are of the opinion that the Shares, when issued and sold, will be validly issued, fully paid and non-assessable by the Company.

ING Series Fund, Inc.
Page 2

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the references to our firm as legal counsel for the Company in the Registration Statement. This consent shall not constitute an acknowledgment that we are within the category of persons whose consent is required by Section 7 of the Securities Act of 1933, as amended, and the rules and regulations thereunder.

Sincerely,


/s/ GOODWIN PROCTER  LLP

GOODWIN PROCTER  LLP